UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NEXMED, INC.
----------------------------------------------
(Name of Registrant as Specified in its Charter)
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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NEXMED, INC.
350 Corporate Boulevard
Robbinsville, New Jersey 08691

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
___________

To Our Stockholders:

Notice is hereby given to all of the stockholders of NexMed, Inc. (the "Company”) that the Annual Meeting of Stockholders of the Company (the "Annual Meeting") will be held on Friday, June 10, 2005 at 10:00 a.m., local time, at the Company's headquarter facilities, located at 350 Corporate Boulevard, Robbinsville, New Jersey for the following purposes:

(1)	To elect two persons to the Board of Directors of the Company, to serve a three-year term, or until a successor is elected and qualified.
(2)
To consider and vote upon a proposal to approve and adopt an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of shares of capital stock authorized for issuance by the Company from 90,000,000 to 130,000,000 shares, consisting of 120,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

(3)
To consider and vote upon a proposal to approve and adopt an amendment to the Company’s Amended and Restated Articles of Incorporation to delete in their entirety Section D of Article SIXTH and all of Article NINTH.

(4)	To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2005.

The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting or any adjournment or postponement thereof are to consider and act upon such other business as may properly come before this Annual Meeting or any adjournment or postponement thereof.

All stockholders of record of the Company's common stock, par value $0.001 per share (the “Common Stock”) at the close of business on April 12, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. At least a majority of the outstanding shares of Common Stock of the Company present in person or by proxy is required for a quorum.

By Order of the Board of Directors

/s/ Vivian H. Liu

Vivian H. Liu
Secretary

April 18, 2005
Robbinsville, New Jersey

THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED, OR VOTE THESE SHARES BY TELEPHONE AT (800) 560-1965 OR BY INTERNET AT http://www.eproxy.com/nexm/. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY IF YOU WISH AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE ACCOMPANYING PROXY STATEMENT.

Mailed to Stockholders
on or about April 20, 2005

NEXMED, INC.
350 Corporate Boulevard
Robbinsville, New Jersey 08691
_______________________

PROXY STATEMENT
_______________________

General Information

This Proxy Statement is furnished by the board of directors (the “Board” or “Board of Directors”) of NexMed, Inc., a Nevada corporation (“NexMed” or the “Company”), in connection with the solicitation of proxies for use at NexMed’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 10, 2005, at 10:00 a.m., local time, at the Company’s headquarter facilities, located at 350 Corporate Boulevard, Robbinsville, New Jersey, and any adjournment or postponement thereof.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Vivian H. Liu, the Company's Secretary) a written notice of revocation or a properly executed proxy bearing a later date.

Solicitation and Voting Procedures

The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.001 per share (the "Common Stock"). The Company may use the services of Wells Fargo Shareowner Services and the Altman Group in soliciting proxies and, in such event, the Company expects to pay approximately $20,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 12, 2005 has been fixed as the record date (the “Record Date”) for determining the holders of shares of Common Stock (the “Stockholders”) entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were ___*__ shares of Common Stock outstanding.

Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Shares of Common Stock represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when the Stockholder has given instructions, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal Nos. 2, 3 and 4.

* to be filled in after April 12, 2005

PROPOSAL NO. 1
ELECTION OF DIRECTORS

NexMed’s Amended and Restated Articles of Incorporation, as amended to date (the “Articles of Incorporation”) divide the Company's Board of Directors into three classes, the term of office for each class arranged so that the term of office of one class expires at each successive Annual Meeting of Stockholders. The Board of Directors currently consists of six members as follows: Class I directors, Sami A. Hashim, MD and Martin R. Wade, III, whose terms expire in 2007; Class II directors, Richard J. Berman and Arthur D. Emil, whose terms expire in 2006, and Class III directors, Y. Joseph Mo, Ph.D., and Leonard A. Oppenheim, Esq., whose terms expire in 2005, and if re-elected at the Annual Meeting, in 2008.

At the Annual Meeting, the Stockholders will elect two directors to serve as Class III directors. Each of the Class III directors who is elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2008, and until such director’s successor is elected or appointed and qualifies or until such director’s earlier resignation or removal. It is intended that, unless authorization to do so is withheld, the proxies will be voted "FOR" the election of each of the director nominees named below. The Board of Directors believes that nominees Y. Joseph Mo, Ph.D., and Leonard A. Oppenheim, Esq., will stand for election and will, if elected, serve as Class III directors. However, with respect to each nominee, in the event such nominee is unable or unwilling to serve as a Class III director at the time of the Annual Meeting, the proxies may be voted for any substitute nominee designated by the present Board of Directors to fill such vacancy or the Board of Directors may be reduced to no less than three members in accordance with the Articles of Incorporation.

The Company’s Corporate Governance/Nominating Committee has reviewed the qualifications of the nominees for Class III director and has recommended such nominees for election to the Board of Directors.

Nominees for Director

The following information was furnished to the Company by the nominees.

Leonard A. Oppenheim, Esq., was appointed November 3, 2004 to serve on the Company’s Board of Directors until the 2005 Annual Meeting. Mr. Oppenheim retired from business in 2001 and has since been active as a private investor. From 1999 to 2001, Mr. Oppenheim was a partner in Faxon Research, a company offering independent research to professional investors. From 1983 to 1999, Mr. Oppenheim was a principal in the Investment Banking and Institutional Sales division of Montgomery Securities. Prior to that, he was a practicing attorney. Mr. Oppenheim graduated from New York University Law School in 1976.

Y. Joseph Mo, Ph.D., is, and has been since 1995, the Chief Executive Officer and President of the Company and Chairman and a member of the Board of Directors. His current term as a member of the Board of Directors expires in 2005. Dr. Mo has over 25 years of experience in the pharmaceutical and biotechnology industries. Prior to joining the Company in 1995, Dr. Mo served in various executive positions with pharmaceutical and biotechnology companies, including Johnson & Johnson, Rorer Pharmaceuticals, Beecham Pharmaceuticals and Greenwich Pharmaceuticals. Dr. Mo received his Ph.D. in Industrial and Physical Pharmacy from Purdue University. In 2001, Dr. Mo was recognized as Distinguished Alumnus by the School of Pharmacy at Purdue University.

Required Vote and Recommendation of Board of Directors

Under Nevada law, where NexMed is incorporated, shares of Common Stock as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law the nominees for the election of directors must be elected by a plurality of the votes cast at the election, abstentions and broker non-votes will have no effect on the outcome of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

DIRECTORS

Set forth below is certain information as of the Record Date regarding the directors of the Company.

Name	Age	Title

Y. Joseph Mo, Ph.D.	57	Chairman of the Board of Directors, President and Chief Executive Officer
Richard J. Berman	62	Director
Arthur D. Emil	80	Director
Sami A. Hashim, M.D.	75	Director
Leonard A. Oppenheim	58	Director
Martin R. Wade, III	55	Director

Biographical information concerning each of the director nominees is set forth above under the caption “Proposal No. 1 - Election of Directors.” Biographical information concerning the remaining directors of the Company is set forth below.

Richard J. Berman, is and has been a director of the Company, and a member of the Audit Committee, Executive Compensation Committee, Finance Committee and Corporate Governance/Nominating Committee of the Board of Directors since June 2002. His current term as a member of the Board of Directors expires in 2006. From 2000 to 2004, Mr. Berman was Chairman of the Board of KnowledgeCube Group, Inc., an internet commerce firm. From 1998 to 2000, Mr. Berman was Chairman of the Board and C.E.O. of Internet Commerce Corporation (Nasdaq: ICCA), a leading e-commerce business-to-business service provider. From 1982 to 1998, Mr. Berman was President of the American Acquisitions Company, a privately-held merchant banking firm, and from 1983 to 1993, Chairman of the Board of Prestolite Battery Company of Canada, the largest battery producer in Canada. From 1975 to 1982, Mr. Berman served in various executive positions at Banker’s Trust Company, including Senior Vice President responsible for managing the M&A and Equity Buyout Departments. Mr. Berman currently serves on the board of directors of MediaBay, Inc. (Nasdaq: MBAY), Internet Commerce Corporation (Nasdaq: ICCA), GVI Security Solutions Inc. (OTC: GVIS.OB), Dyadic International, Inc., (OTC: DYAD.OB) and Int’l Microcomputer Software (OTC: IMSI.OB). Mr. Berman holds a J.D. from Boston College Law School and an MBA in Finance from New York University.

Arthur D. Emil, Esq., is and has been a director of the Company and a member of the Audit Committee, Executive Compensation Committee and the Corporate Governance/Nominating Committee of the Board of Directors since June 2003. His current term as a member of the Board of Directors expires in 2006. Mr. Emil has been a practicing attorney in New York City for over forty years, including with Kramer Levin Naftalis & Frankel from 1994 to 2002 and with Cohen Tauber Spievack & Wagner from 2003 to present. Mr. Emil is a principal owner and chairman of Night Sky Holdings LLC, a company which owns several restaurants now operating in the New York area, which included Windows on the World, and operated the Rainbow Room from 1986 until December 1998. Mr. Emil is the founding principal and shareholder of two real estate development firms with commercial, residential and mixed-use properties in Connecticut, New York and Ohio. Mr. Emil has served as trustee for various non-profit organizations including The American Federation of Arts and the Montefiore Medical Center. Mr. Emil received his LLB from Columbia University.

Sami A. Hashim, MD., is and has been a director of the Company and a member of the Finance Committee and the Corporate Governance/Nominating Committee of the Board of Directors since May 2004. His current term as a member of the Board of Directors expires in 2007. Dr. Hashim has been a Professor of Nutritional Medicine at Columbia University College of Physicians and Surgeons since the early 1970’s. Since 1971, he has been affiliated with St-Luke’s Hospital Center in New York and was Chief of Metabolism and Nutrition from 1971 to 1997. Dr. Hashim has published over 200 papers in peer-reviewed journals and is a recognized expert in the fields of metabolism and nutrition. Dr. Hashim served on research review committees of the National Institutes of Health, and has been a member of the Editorial Boards of the American Journal of Clinical Nutrition and Contemporary Issues in Clinical Nutrition. Dr. Hashim received his MD degree from the State University of New York, with post-graduate training at Harvard University.

Martin R. Wade III, is and has been a director of the Company and a member of the Audit Committee, Executive Compensation Committee, and Finance Committee of the Board of Directors since June 2003, and a member of the Corporate Governance/Nominating Committee since January 2004. His current term as a member of the Board of Directors expires in 2007. Mr. Wade is the chief executive officer of International Microcomputer Software Inc, (IMSI) a software development and publishing firm, and since 2000, has also served as the chief executive officer of Bengal Capital Partners, LLC, a merger and acquisition firm. From 2000 to 2001, Mr. Wade was director and chief executive officer of Digital Creative Development Corp. From 1998 to 2000, Mr. Wade was managing director of Prudential Securities Inc. From 1975 to 1998, Mr. Wade served in various executive positions at Salomon Brothers Inc., Bankers Trust Company, Lehman Brothers and Price Waterhouse Company. Mr. Wade serves on the boards of directors of several companies, including Dimon, Incorporated (NYSE: DMN) and IMSI. Mr. Wade holds an MBA from the University of Wyoming.

There are no family relationships among the directors or executive officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership, as of March 11, 2005, of Common Stock by (a) each person known by NexMed to be the beneficial owner of more than 5% of its outstanding voting securities, (b) NexMed’s directors and executive officers, individually, and (c) NexMed’s directors and executive officers as a group.

Name, Position and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2)	Percent of Class (%)

Y. Joseph Mo, Ph.D. President and Chief Executive Officer (3)	4,374,000	8.03%
Kenneth F. Anderson Vice-President- Commercial Development (4)	198,227	*
Vivian H. Liu Vice President, Chief Financial Officer & Secretary (5)	635,555	1.22%
James L. Yeager, Ph.D. (6)	130,685	*
Richard J. Berman Director (7)	186,002	*
Arthur D. Emil Director (8)	147,625	*
Leonard A. Oppenheim (9) Director	324,947	*
Martin R. Wade, III Director (10)	60,000	*
Sami A. Hashim, MD (11)	40,000	*

Name, Position and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned(2)	Percent of Class (%)

The Tail Wind Fund Ltd. (12) The Bank of Nova Scotia Trust Company (Bahamas) Ltd. Windermere House 404 East Bay Street P.O. Box SS-5539 Nassau, Bahamas Attn: Ngaire Strachan	2,720,672	5.13%
William D. Witter, Inc. (13) Dean Witter III 153 East 53rd Street 51st Floor New York, New York 10022	2,673,124	5.17%
All Executive Officers and Directors as a Group (nine persons) (14)	6,097,041	10.98%

*	less than 1%

1)	The address for each of the executive officers and directors of the Company is 350 Corporate Boulevard, Robbinsville, NJ 08691.
2)	Except as otherwise indicated herein, all shares are solely and directly owned, with sole voting and dispositive power.
3)	Includes (i) 2,764,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date and (ii) 200,000 shares held by a retained annuity trust for the benefit of the Dr. Mo, of which he is the sole trustee.
4)	Includes 182,082 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
5)	Includes 419,284 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
6)	Information for Dr. Yeager, who served as a director and Senior Vice President- Scientific Affairs until his resignation on August 20, 2004, is as of November 20, 2004.
7)	Includes 160,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
8)	Includes 60,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
9)	Consists of 40,000 shares issuable upon the exercise of stock options exercisable within 60 days of the Record Date, 104,402 shares of Common Stock and 120,545 shares issuable upon the exercise of warrants exercisable within 60 days of the record date held by the Leonard and Dena Oppenheim Revocable Trust and 60,000 shares held by the Leonard A. Oppenheim IRA.
10)	Consists of 60,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
11)	Consists of 40,000 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.
12)	Except for percentage information, this information is based upon a Schedule 13G filed with the Securities and Exchange Commission on January 7, 2005. Includes 1,100,000 shares issuable upon the conversion of convertible notes and 272,397 shares issuable upon the exercise of warrants exercisable within 60 days.
13)	Except for percentage information, this information is based upon a Schedule 13G filed with the Securities and Exchange Commission on May 17, 2004.
14)	Includes 3,845,911 shares issuable upon exercise of stock options exercisable within 60 days of the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires NexMed’s executive officers, directors and persons who beneficially own greater than 10% of a registered class of its equity securities to file certain reports with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company.

Based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company’s officers, directors and greater than ten percent stockholders complied with these Section 16(a) filing requirements with respect to the Common Stock during the fiscal year ended December 31, 2004.

DIRECTOR COMPENSATION
In 2001, the Board of Directors adopted a stock option and cash compensation package for its non-employee directors. Upon joining the Board, each new non-employee director receives a stock option package issued pursuant to the NexMed, Inc. Recognition and Retention Stock Incentive Plan, (the “Recognition Plan”), which generally vests over a period of several years from the date of grant based on continuous and uninterrupted service to NexMed. This approach is designed to align the interests of the directors with those of the Stockholders over the long-term since the full benefits of the stock option compensation package cannot be realized unless the stock price appreciation occurs over a number of years. Each non-employee director also receives compensation of $1,500 per month, as well as $2,500 per day for Board meetings attended in person and $500 for Board meetings held via teleconference. In addition, each non-employee director receives additional annual compensation of $5,000 per year for serving on Board committees.

THE BOARD AND ITS COMMITTEES

Director Independence

The Board of Directors has determined that each of Mr. Berman, Mr. Emil, Dr. Hashim, Mr. Oppenheim and Mr. Wade, the Company’s non-employee directors, meets the definition of independence under the NASDAQ Stock Market listing requirements.

Meetings of the Board of Directors

During the year ended December 31, 2004, four meetings of the Board of Directors were held. Each director attended at least 75% of the aggregate number of meetings of the Board and the Committees of the Board on which they served during the periods that they served. In June 2004, all of the directors except Mr. Wade were present at the Company’s 2004 Annual Meeting of Stockholders.

Committees of the Board

The Board of Directors currently has four committees: the Executive Compensation Committee, the Audit Committee, the Finance Committee, and the Corporate Governance/Nominating Committee.

The Executive Compensation Committee establishes remuneration levels for executive officers of the Company and implements incentive programs for officers, directors and consultants, including the NexMed Inc. Stock Option and Long-Term Incentive Compensation Plan (the “Stock Plan”) and the Recognition Plan. The Executive Compensation Committee was formed on February 7, 2000 and met one time in 2004. The Executive Compensation Committee consists of Richard J. Berman, Arthur D. Emil and Martin R. Wade, III, none of whom is an employee of the Company and each of whom meets the independence requirements of the NASDAQ Stock Market listing requirements.

The Audit Committee periodically meets with the Company’s financial and accounting management and independent auditors and selects the Company’s independent auditors, reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee was formed on February 7, 2000 and acts under a written charter first adopted and approved by the Board on the same date, and subsequently amended and approved on May 7, 2001, October 29, 2002 and May 24, 2004. A copy of the Amended Audit Committee charter is included as Appendix A to this Proxy Statement. The Audit Committee met eight times in 2004, and consists of Richard J. Berman, Arthur D. Emil and Martin R. Wade, III, none of whom is an employee of the Company and each of whom meets the independence and experience requirements of the Nasdaq Stock Market listing requirements. The Board of Directors has determined that Mr. Berman and Mr. Wade, in addition to being “independent” are “audit committee financial experts,” as defined Item 401(h) of Regulation S-K.

The Finance Committee makes recommendations to the Board of Directors concerning financing opportunities and instruments. The Finance Committee was formed on June 21, 2002. The Finance Committee met once in 2004, and consists of Richard J. Berman, Arthur D. Emil and Sami A. Hashim.

The Corporate Governance/Nominating Committee makes recommendations to the Board of Directors concerning candidates for Board vacancies. The Corporate Governance/Nominating Committee was formed on February 7, 2000. The Corporate Governance/Nominating Committee met three times in 2004, and consists of Richard J. Berman, Arthur D. Emil and Sami A. Hashim. The Corporate Governance/Nominating Committee acts under a written charter, which is available on the Company’s website at www.nexmed.com. Each of the members of the Committee meets the independence requirements of the NASDAQ Stock Market listing standards. The Company has not paid any third party a fee to assist in the process of identifying and evaluating candidates for director. The Company has not received any nominees for director from a Stockholder or Stockholder group that owns more than 5% of the Company’s voting stock.

The Company’s Corporate Governance/Nominating Committee may consider nominees for director of the Company submitted in writing to the Chairman of the Committee, which are submitted by executive officers of the Company, current directors of the Company, search firms engaged by the Committee, and by others in its discretion and, in the circumstances provided below, shall consider nominees for director proposed by a Stockholder. Such submitting Stockholder shall have provided evidence that he, she or it has beneficially owned at least 5% of the Company’s Common Stock for at least one year. Information with respect to the proposed nominee shall have been provided in writing to the Chairman of the Corporate Governance/Nominating Committee at NexMed, Inc., 350 Corporate Blvd., Robbinsville, NJ 08691, at least 120 days prior to the anniversary of the date of the prior year’s Annual Meeting proxy statement. Such information shall include the name of the nominee, and such information with respect to the nominee as would be required under the rules and regulations of the Securities and Exchange Commission to be included in the Company’s Proxy Statement if such proposed nominee were to be included therein. In addition, the Stockholder shall include a statement to the effect that the proposed nominee has no direct or indirect business conflict of interest with the Company, and otherwise meets the Company’s minimum criteria for consideration as a nominee for director of the Company.

Any other Stockholder communications intended for management of the Company or the Board of Directors shall be submitted in writing to the Chairman of the Corporate Governance/Nominating Committee who shall determine, in his discretion, considering the identity of the submitting Stockholder and the materiality and appropriateness of the communication, whether, and to whom within the Company, to forward the communication.

The Corporate Governance/Nominating Committee generally identifies potential candidates for director by seeking referrals from the Company’s management and members of the Board of Directors and their various business contacts. There are currently no specific, minimum or absolute criteria for Board membership. Candidates are evaluated based upon factors such as independence, knowledge, judgment, integrity, character, leadership, skills, education, experience, financial literacy, standing in the community and ability to foster a diversity of backgrounds and views and to complement the Board’s existing strengths. There are no differences in the manner in which the Committee will evaluate nominees for director based on whether the nominee is recommended by a security holder.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by NexMed during the years ended December 31, 2004, 2003 and 2002 to its Chief Executive Officer, its two other executive officers who were serving as executive officers at the end of the Company’s last fiscal year and James L. Yeager, who served as an executive officer of the Company until his resignation on August 20, 2004 (collectively, the “Named Executive Officers”):

Name	Fiscal Year	Annual Salary ($)	Annual Bonus ($)		Long-Term Compensation Awards/Securities Underlying Options (# shares)	All Other Compensation ($) (3)

Y. Joseph Mo	2004 2003 2002	250,000 250,000 250,000	-- (1 (2	) )	300,000 300,000 500,000	6,000 6,000 6,000
Kenneth F. Anderson	2004 2003 2002	162,000 162,000 148,000	-- 40,000 --		-- -- 109,582	6,000 5,087 5,482
Vivian H. Liu	2004 2003 2002	160,000 160,000 147,000	-- 50,000 --		-- -- 219,284	6,000 5,025 5,691
James L. Yeager	2004 2003 2002	151,231 203,000 203,000	-- 50,000 50,000		-- 120,000 --	6,000 6,000 6,000

(1)
In lieu of cash, Dr. Mo was granted a bonus for 2003 of 100,000 shares of the Company’s Common Stock on November 19, 2003, which shares were issued July 12, 2004. The fair market value of such shares on the date of the award was $400,000.

(2)
In 2002, Dr. Mo received as a bonus options to purchase 200,000 shares of common stock at an exercise price of $0.81 per share. Such shares are reported in the column titled “Long-Term Compensation Awards/Securities Underlying Options.”

(3)
Represents matching by the Company of executive’s contribution to the Scudder Kemper 401(K) plan of up to 3% on first $200,000 of executive’s compensation. For Mr. Anderson, Ms. Liu and Mr. Yeager in 2004, the compensation used in the calculation of the matching included their 2003 bonus payments which were deferred to 2004.

Employment Agreements

The Company has entered into employment agreements with each of the three executive officers who served in such capacity during 2004.

On September 26, 2003, the Company entered into three-year employment agreements with Kenneth Anderson, Vivian Liu, and James Yeager, pursuant to which they would serve as Company’s Vice Presidents and Senior Vice President, respectively. During their employment with the Company, Mr. Anderson, Ms. Liu and Dr. Yeager were to receive an annual base salary of at least $162,000, $160,000 and $203,000, respectively, and were to be eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Executive Compensation Committee in consultation with the executives. On August 20, 2004, Dr. Yeager resigned from the Company.

The employment agreements provided for grants of options to purchase shares of Company common stock under the Company’s Stock Plan. These options are intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. Mr. Anderson and Ms. Liu received a total of 45,000 and 105,000 stock options, respectively, vesting in three equal installments on December 16, 2003, December 16, 2004 and December 16, 2005. These options were granted in 2002 in anticipation of the execution of employment agreements with Mr. Anderson and Ms. Liu. Dr. Yeager received a total of 120,000 stock options, vesting in three equal installments on December 31, 2003, December 31, 2004 and December 31, 2005. Upon Dr. Yeager’s resignation from the Company, all of his unvested stock options were immediately cancelled.

The employment agreements provided that, in the event of termination of an executive’s employment for “Cause” (as defined in the employment agreements), or death and disability, such execitive would be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of the termination of an executive’s employment without Cause or by an executive with “Good Reason” (as defined in the employment agreements), such executive would be entitled to receive any earned but unpaid base salary, bonus and benefits and an amount equal to the executive's annual base salary at the time of such termination for six months, plus an additional week of base salary for every fully-completed year of service. In addition, in the case of an executive’s termination for “Good Reason”, all of such executive's outstanding but unvested stock options would vest immediately.

On February 26, 2002, the Company entered in to a five-year employment agreement with Y. Joseph Mo, Ph.D., pursuant to which Dr. Mo serves as the Company’s Chief Executive Officer and President. This employment agreement with Dr. Mo was executed after extensive discussions and negotiations between the Company and Dr. Mo. The Company had engaged the services of PriceWaterhouseCoopers LLP to prepare a report comparing the compensation in Dr. Mo’s employment agreement with the compensation of the senior most officers at a select group of the Company’s peer group.

During his employment with the Company, Dr. Mo will receive an annual base salary of at least $250,000 (to be raised to $350,000 after the Company sustains gross revenues of $10 million for two consecutive fiscal quarters), subject to annual cost of living increases. Dr. Mo will also be eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Executive Compensation Committee in consultation with Dr. Mo. In addition to other benefits and perquisites generally provided to employees of the Company, during his employment, the Company agreed to provide Dr. Mo with split dollar life insurance with a death benefit of $2 million, an automobile for his business use, payment of up to $10,000 per year in annual dues for a social club, and up to $20,000 per year for financial and estate planning.

Dr. Mo’s employment agreement provides for three grants of options to purchase 300,000 shares of Company Common Stock per grant under the Company’s Stock Plan. These options are intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. The three grants of 300,000 shares of Common Stock were made on February 26, 2002, February 26, 2003 and February 26, 2004. In addition, the Company, subject to certain financial restrictions, agreed to loan Dr. Mo up to an aggregate of $2 million to exercise previously granted options. Under current law, such a loan may no longer be permissible.

Under his employment agreement, Dr. Mo is entitled to deferred compensation in an annual amount equal to one-sixth of the sum of his base salary and bonus for the 36 calendar months preceding the date on which the deferred compensation payments commence subject to certain limitations, including annual vesting through January 1, 2007. The deferred compensation will be payable monthly for 180 months commencing on termination of Dr. Mo’s employment as discussed below. In addition, Dr. Mo is entitled to a tax gross up in the event any payments to him from the Company are subject to an excise tax under Section 4999 of the Internal Revenue Code, which imposes such excise tax with respect to certain payments made in connection with a change in control.

In the event Dr. Mo’s employment is terminated for “Cause” (as defined in his employment agreement), Dr. Mo will be entitled to receive any earned but unpaid base salary, bonus and benefits but would forfeit all deferred compensation. In the event of the termination of Dr. Mo’s employment due to death or “permanent disability” (as defined in his employment agreement), Dr. Mo (or his estate, if applicable) will be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of a termination due to permanent disability, Dr. Mo shall continue to receive his base salary at 50% of the rate in effect at the time of termination until the earlier of (i) the fifth anniversary of his termination or (ii) January 1, 2014. This payment will be offset by any payments received from the Company’s long-term disability policy to the extent that the sum of the monthly payments from the Company and under the Company’s long term disability policy exceeds Dr. Mo’s “Basic Monthly Earnings” (as defined in the Company’s long term disability policy). In the event of Dr. Mo’s death, the Company shall pay his beneficiary or estate (as applicable) a lump sum amount equal to the then present value of Dr. Mo’s deferred compensation arrangement.

In the event Dr. Mo’s employment is terminated by the Company without Cause or by Dr. Mo with “Good Reason” (as defined in the employment agreement), Dr. Mo will be entitled to receive any earned but unpaid base salary, bonus and benefits. In addition, in the event of either such termination, Dr. Mo will receive the deferred compensation payments, a pro rated bonus for the year in which the termination occurs, up to $10,000 in reimbursement for job search services and two years continued medical coverage or its equivalent. In the event Dr. Mo terminates his employment without Good Reason, Dr. Mo will be entitled to receive any earned but unpaid base salary, bonus and benefits. In addition, Dr. Mo would not begin to receive his deferred compensation payments until January 1, 2014.

On January 25, 2003, the Company, with Dr. Mo’s consent, terminated the split dollar life insurance policy with a death benefit of $2 million. The Company continues to maintain a term life insurance policy on Dr. Mo, with a death benefit of $25 million and with the Company as the sole beneficiary.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth the stock options granted to the Named Executive Officers during 2004, pursuant to the Stock Plan:

Name	Number of Shares Underlying Options	Percentage of Total Options Granted to Employees in 2002	Exercise Price per Share	Grant Date Present Value

Y. Joseph Mo	300,000 (1)	72%	$3.38 (1)	$924,000 (2)
Kenneth F. Anderson	0	0	--	--
Vivian H. Liu	0	0	--	--
James L. Yeager	0	0	--	--

(1)
The options were granted on February 26, 2004 pursuant to the terms of Dr. Mo’s employment agreement. The exercise price (the price that the officer must pay to purchase each share of stock that is subject to an option) was based on the fair market value of the Company’s common stock on the date of grant. The options expire on February 26, 2014 and vest in three equal installments on February 26, 2005, February 26, 2006 and February 26, 2007.

(2)
The fair value of each stock option is estimated on the date of grant using the Black-Scholes option-pricing model. For options with ten-year terms, the assumptions are 100%, 4.58% and 0% for the volatility, risk free yield and dividend yield, respectively.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

No stock options were exercised by the Named Executive Officers during 2004. The following table sets forth information concerning the value of unexercised options at December 31, 2004 held by the Named Executive Officers.

Name	Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable (E) /Unexercisable (U) (1)		Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable(E) /Unexercisable (U) (1)

Y. Joseph Mo.	2,454,000 (E) (2 600,000 (U) (2	) )	$ $	131,100(E 0 (U	) )
Kenneth Anderson	182,082 (E) (3 20,000 (U) (3	) )	$ $	64,582 (E 12,000 (U	) )
Vivian H. Liu	419,284 (E) (4 35,000 (U) (4	) )	$ $	164,570 (E 28,000 (U	) )
James L. Yeager	0 (E) (5 0 (U) (5	) )	$ $	0 (E 0 (U	) )

(1)	Based on a closing sale price of the Company’s Common Stock on the NASDAQ Stock Market of $1.50 on December 31, 2004.
(2)	Includes stock options at exercise prices ranging from $0.81 - $4.00 per option share.
(3)	Includes stock options at exercise prices ranging from $0.55 - $16.25 per option share.
(4)	Includes stock options at exercise prices ranging from $0.55 - $4.00 per option share.
(5)
Prior to the termination of his employment, Dr. Yeager held stock options at exercise prices ranging from $2.00 - $4.00 per option share. Those options expired on the 90th day following his termination of employment due to non-exercise.

PERFORMANCE COMPARISON OF TOTAL RETURNS OF NEXMED, INC.,
THE U.S. NASDAQ STOCK MARKET AND NASDAQ PHARMACEUTICALS STOCKS

The following graph shows the yearly change in cumulative total stockholder return on NexMed Common Stock compared to the cumulative total return on the Nasdaq Stock Market (U.S.) and Nasdaq Pharmaceutical Stocks for the past 5 fiscal years (assuming a $100 investment on January 1, 2000 and quarterly reinvestment of dividends during the period). The Company believes that while total stockholder return is an important indicator of corporate performance, the stock prices of drug delivery technology stocks like NexMed are subject to a number of market-related factors other than company performance, such as the current market conditions, the general state of the economy and the performance of other drug delivery technology stocks.

	1/1/2000	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

NexMed	$100.00	$200.00	$85.00	$17.74	$99.75	$37.50
Nasdaq Pharmaceutical Stocks	$100.00	$122.07	$104.04	$67.22	$98.54	$104.95
Nasdaq	$100.00	$59.43	$47.14	$32.59	$48.73	$53.03

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In connection with the Company’s private placements of Common Stock and warrants in June and December of 2004, the Company paid finder’s fees in the aggregate amount of $508,375 to Tail Wind Advisory & Management Ltd., the investment manager of The Tail Wind Fund Ltd., a greater than 5% beneficial owner of the Company’s Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Richard J. Berman, Arthur D. Emil and Martin R. Wade, III served on the Executive Compensation Committee in 2004. None of these three has ever been an employee of NexMed or its subsidiaries. No NexMed executive officer served as a member of the board of directors or the compensation committee of any company whose executive officers included a member of the Board of Directors or the Executive Compensation Committee.

AUDIT COMMITTEE REPORT

We have reviewed and discussed with management NexMed’s audited consolidated financial statements for the year ended December 31, 2004.

We have discussed with PricewaterhouseCoopers LLP, NexMed’s independent registered public accounting firm, the matters required to be discussed by Statements on Auditing Standards No. 61, Communications with Audit Committees, as amended.

We have also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with PricewaterhouseCoopers LLP its independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in NexMed’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

     The Audit Committee of the Board of Directors

Richard J. Berman
Arthur D. Emil
Martin R. Wade, III

EXECUTIVE COMPENSATION COMMITTEE REPORT

Overall Policy

NexMed’s executive compensation program is designed to be linked to corporate performance and the total return to Stockholders over the long-term. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate executives to achieve the goals inherent in the Company's business strategy, to link executive and Stockholder interests and to reward individual contributions as well as overall business results.

The key elements of the Company's executive compensation during the last fiscal year consisted of base salary, an annual bonus and the grant of stock options under the Stock Plan.

Salaries

The Executive Compensation Committee approves the salaries of the Chief Executive Officer of the Company and exercises oversight over the compensation of the other Named Executive Officers. All final determinations are subjective. In establishing 2004 salary levels for the Company’s Senior Vice President and two Vice Presidents (each of which was set forth in the employment agreements described above), the Executive Compensation Committee placed the most emphasis on the progression of the proprietary products under development and the financial condition of the Company based primarily on readily available working capital at the time the Company entered into the employment agreements with such officers in September 2003. The Executive Compensation Committee also afforded substantial weight to the Company's long-term prospects and performance. Factors of lesser significance considered were experience of the executive officers and a subjective understanding of salary levels of executive management personnel of other similarly situated companies.

Bonuses

Cash bonuses are awarded to Named Executive Officers based upon a subjective evaluation by the Executive Compensation Committee of the performance of each Named Executive Officer during the year. Of particular significance was the progression of the proprietary products under development and the financial condition of the Company. No bonuses were awarded to the Named Executive Officers during 2004. In light of the Company’s cash reserves at 2003 year end, the Chief Executive Officer was awarded a bonus in the form of stock in 2003. The other three Named Executive Officers at 2003 fiscal year end were awarded cash (see “Summary Compensation Table” and “Stock Option Information” under the heading “Executive Compensation” in this Proxy Statement).

Stock Options

Under the Stock Plan, which was adopted by the Company in December 1996, the Company's employees, including the Named Executive Officers, are eligible to receive stock options, stock appreciation rights, restricted stock and other stock-based awards. The Executive Compensation Committee is responsible for determining the recipients and the size of the awards. In selecting the size and type of awards under the Stock Plan, the Executive Compensation Committee considers the nature of the position held as well as the other factors used to determine salaries and its subjective expectation of the potential for appreciation in the market value of the Common Stock. All final determinations are subjective.

Stock options awarded under the Stock Plan generally vest over a period of several years from the date of grant. This approach is designed to align the interests of the executive officers with those of the Stockholders over the long-term since the full benefits of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

Compensation of Chief Executive Officer

Compensation for Y. Joseph Mo, Ph.D., the Company's Chairman of the Board, President and Chief Executive Officer, historically has been established in accordance with the principles described above. The Executive Compensation Committee reviews Dr. Mo’s performance and establishes his base salary considering the various factors described above for Named Executive Officers. The amount of Dr. Mo’s 2003 stock option bonus was awarded based upon a subjective evaluation by the Executive Compensation Committee of Dr. Mo’s performance during the year. Of particular significance were the progression of the proprietary products under development and the financial condition of the Company.  Dr. Mo received no bonus in 2004, 100,000 shares of the Company’s stock in 2003 and 200,000 stock options at an exercise price of $0.81 per option in 2002.  Dr. Mo’s base salary was $250,000 for each of fiscal years 2004, 2003 and 2002. In February of 2002, 2003 and 2004, pursuant to the terms of Dr. Mo’s employment agreement, the Company granted Dr. Mo 300,000 stock options at an exercise price of $2.91, $1.81 and $3.38 per option, respectively. The three grants of 300,000 stock options provided for vesting in three equal annual installments of 100,000 stock options each.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code (the “Code”), and the Treasury Regulations issued thereunder, generally disallow a federal income tax deduction to any publicly-held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers employed on the last day of the taxable year, unless such compensation is paid pursuant to a qualified “performance-based compensation” arrangement, the material terms of which are disclosed to and approved by stockholders.

It is the general policy of the Executive Compensation Committee to have executive compensation paid by the Company treated as fully tax deductible, taking into account the limitations imposed by Section 162(m) of the Code. All compensation paid during fiscal year 2004 was determined to be tax deductible. However, due to the inflexibility of qualifying all compensation for an exemption from the application of Section 162(m) of the Code, the Executive Compensation Committee reserves the right to grant future compensation awards in such amounts as it may deem appropriate in the exercise of its business judgment, notwithstanding whether those awards are fully tax deductible.

The Executive Compensation Committee of the
Board of Directors

Richard J. Berman
Arthur D. Emil
Martin R. Wade III

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED SHARES OF STOCK

The Company’s Articles of Incorporation currently authorizes the Company to issue 90,000,000 shares of stock, consisting of 80,000,000 shares of Common Stock and 10,000,000 shares of the Company’s preferred stock, par value $.001 per share (“Preferred Stock”). The Nevada Revised Statutes provide that the Articles of Incorporation may be amended to increase or decrease the aggregate number of shares of capital stock the Company has the authority to issue.

The Board of Directors deems it advisable that the Articles of Incorporation be amended, subject to approval by the Stockholders, to increase the aggregate number of shares of Common Stock the Company has the authority to issue, and the Board of Directors unanimously recommends a vote FOR approval of the amendment of Paragraph A of Article FIFTH of the Company’s Articles of Incorporation so that, as amended, it shall read as follows:

“FIFTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred thirty million (130,000,000), consisting of one hundred twenty million (120,000,000) shares of common stock, par value one-tenth of one cent ($0.001) per share (the “Common Stock”) and ten million (10,000,000) shares of preferred stock, par value one-tenth of one cent ($0.001) per share (the “Preferred Stock”).”

In the past, the Company has funded its operations primarily through the sale of equity and issuance of convertible debt and expects to continue to need additional external financing to fully advance the development of its products. As of the Record Date, we have ___*___ shares outstanding and ___*___ shares reserved for issuance out of the 80 million authorized shares of Common Stock. The Board of Directors believes the adoption of the foregoing amendment is advisable because it will provide the Company with greater flexibility in connection with possible future financing transactions, acquisitions of other companies or business properties, stock dividends or splits, employee benefit plans and other proper corporate purposes. The Company’s authorized but unissued shares of Common Stock and Preferred Stock could be issued in one or more transactions which would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Articles of Incorporation makes no change in authorized Preferred Stock and is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company.

* to be filled in after April 12, 2005

At this time, the Company has no plans, understandings, or agreements for the issuance or use of the proposed additional shares of Common Stock, although, together with the currently authorized shares remaining available, it will use the additional shares of Common Stock for issuances under the Company’s Rights Plan, Stock Option Plan and Recognition Plan and for any necessary additional financings. Authorized but unissued shares of the Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from the Stockholders, except as otherwise required by applicable corporate law or stock exchange (including Nasdaq) policies.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Under applicable Nevada law, the affirmative vote of the Stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment. Consequently, abstentions from voting on the proposal and broker non-votes will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK BY 40,000,000 SHARES.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT OF THE ARTICLES OF INCORPORATION TO DELETE
SECTION D OF ARTICLE SIXTH AND ALL OF ARTICLE NINTH

The Board of Directors deems it advisable that the Articles of Incorporation be further amended, subject to approval by the Stockholders, to delete in their entirety Section D of Article SIXTH and all of Article NINTH.

Section D of Article SIXTH of the Articles of Incorporation provides that, subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least fifty percent of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. This provision is inconsistent with Section 78.335 of Nevada Revised Statutes, which provides that any director of the Company may be removed from office only by the affirmative vote of the holders of at least two-thirds of the voting power of the then issued and outstanding shares of capital stock of the Company (or such greater percentage of the voting power as the articles of incorporation may require). While the revision to Section D of Article SIXTH makes it more difficult for the Stockholders to remove a director from office, compliance with the minimum requirements of Section 78.335 of the Nevada Revised Statutes is mandatory. Any attempt to remove a director from office by an affirmative vote that is a lesser percentage than that proscribed by the Nevada Revised Statutes, notwithstanding that such vote may be in compliance with the Articles of Incorporation, would be ineffective. Therefore, the Board of Directors has determined that Section D of Article SIXTH should be deleted from the Articles of Incorporation so that such provision complies with Nevada law.

Article NINTH of the Articles of Incorporation sets forth certain factors which the Board of Directors may consider when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Company, (b) merge or consolidate the Company with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Company. These factors include (x) the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations, and on the communities and geographical areas in which the Company and its subsidiaries operate or are located and on any of the businesses and properties of the Company or any of its subsidiaries, as well as other factors as the directors deem relevant, (y) not only the financial consideration being offered in relation to the then current market price for the Company’s outstanding shares of capital stock, but also in relation to the then current value of the Company in a freely negotiated transaction and in relation to the Board of Directors’ estimate of the future value of the Company (including the unrealized value of its properties and assets) as an independent going concern, and (z) the obligations of the Company, and any of its subsidiaries, to provide stable, reliable public utility services on a continuing or long term basis. Section 78.138 of Nevada Revised Statutes expressly sets forth the factors that directors of the Company may consider when exercising their respective powers, which factors include the interests of the Company’s employees, suppliers, creditors and customers, the economy of the state and nation, the interests of the community and of society, and the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company. Section 78.138 of Nevada Revised Statutes further provides that the directors of the Company are not required to consider the effect of a proposed corporate action upon any particular group having an interest in the Company as a dominant factor. As Section 78.138 of the Nevada Revised Statues and Article NINTH of the Articles of Incorporation are essentially duplicative and may be confusing when read together, the Board of Directors has determined that all of Article NINTH should be deleted from the Articles of Incorporation. The deletion of all of Article NINTH from the Articles of Incorporation does not directly impact the Stockholders. It does, however, provide greater certainty to the Stockholders that the Board of Directors will consider only those factors enumerated in Section 78.138 of the Nevada Revised Statutes when exercising their respective powers, thus eliminating possible confusion or conflict that may arise from the combined operation of the Articles of Incorporation and the Nevada Revised Statutes.

The Board of Directors believes the foregoing deletion of Section D of Article SIXTH and deletion of all of Article NINTH is advisable as it will bring such provisions into compliance with the applicable sections of the Nevada Revised Statutes and unanimously recommends a vote FOR the approval thereof.

REQUIRED VOTE AND RECOMMENDATION OF BOARD OF DIRECTORS

Under applicable Nevada law, unless the Articles of Incorporation provide otherwise, the affirmative vote of the Stockholders holding a majority of the outstanding shares of Common Stock is required for approval of the proposed amendments to the Articles of Incorporation; however, pursuant to the Articles of Incorporation, the amendment or repeal of Articles SIXTH or NINTH require the affirmative vote of the holders of at least sixty-six and two-thirds percent 66 2/3% of the voting power of the outstanding shares of Common Stock. Consequently, abstentions from voting on the proposal and broker non-votes will have the same effect as a negative vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT OF THE
ARTICLES OF INCORPORATION TO DELETE SECTION D
OF ARTICLE SIXTH AND ALL OF ARTICLE NINTH.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit and report upon the consolidated financial statements and internal control over financial reporting of the Company for the 2005 fiscal year and is submitting this matter to the Stockholders for their ratification. PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm in fiscal year 2004 and in prior years.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

Audit Fees

The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q, the audit of the effectiveness of the Company’s internal controls as mandated by Section 404 of the Sarbanes Oxley Act of 2002 and services that were provided in connection with statutory and regulatory filings or engagements were $479,705 for 2004 and $151,344 for 2003.

Audit-related Fees

 The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for each of the last two fiscal years for assurance and related services that were reasonably related to the performance of the audit or review of the Company's financial statements and that are not reported under “Audit Fees” above were $0 for 2004 and $34,438 for 2003. The nature of the services performed for these fees included a review of the documents related to the preferred stock placement and convertible note financing completed in 2003.

Tax Fees

The aggregate fees billed by PricewaterhouseCoopers LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning were $123,950 for 2004 and $78,646 for 2003. The nature of the services performed for these fees included the preparation of the federal and state tax returns and fees associated with the preparation of an application to sell our New Jersey state tax losses. The increase in 2004 is the result of a one-time payment to settle commissions that would have been owed in future years upon the sale of the Company’s New Jersey State tax losses. The State of New Jersey approved the sale by the Company of those losses based on the application prepared by PricewaterhouseCoopers.   Since the provisions of the Sarbanes Oxley Act of 2002 no longer allow contingency based fee arrangements, the Company paid at one time in 2004, the estimated remaining total fees owed to PricewaterhouseCoopers.

All Other Fees

There were no other fees billed to the Company by PricewaterhouseCoopers LLP during 2004 or 2003.

Pre-Approval Policies and Procedures

It is the policy of the Company that all services provided by PricewaterhouseCoopers LLP shall be pre-approved by the Audit Committee. PricewaterhouseCoopers LLP will provide the Audit Committee with an engagement letter during the first quarter of each fiscal year outlining the scope of the audit services proposed to be performed during the fiscal year and the estimated fees for such services. Pre-approval of audit and permitted non-audit services may be given by the Audit Committee at any time up to one year before the commencement of such services by PricewaterhouseCoopers LLP. Pre-approval must be detailed as to the particular services to be provided. Pre-approval may be given for a category of services, provided that (i) the category is narrow enough and detailed enough that management of the Company will not be called upon to make a judgment as to whether a particular proposed service by PricewaterhouseCoopers LLP fits within such pre-approved category of services and (ii) the Audit Committee also establishes a limit on the fees for such pre-approved category of services. The Chairman of the Audit Committee shall have, and the Audit Committee may delegate to any other member of the Audit Committee, the authority to grant pre-approval of permitted non-audit services to be provided by PricewaterhouseCoopers LLP between Audit Committee meetings; provided, however, that any such pre-approval shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all audit and permitted non-audit services that were provided in 2004 and in 2003 subsequent to the pre-approval requirements under the Sarbanes-Oxley Act becoming effective on May 6, 2003.

Required Vote and Recommendation of Board of Directors

Under Nevada law, shares as to which there is an abstention or broker non-vote shall be deemed to be present at the meeting for purposes of determining a quorum. However, because under Nevada law approval of this proposal requires that the votes cast in favor of it exceeds the votes cast opposing it, abstentions and broker non-votes will have no effect on the outcome of this proposal. If Stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will consider other independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS

Stockholder proposals will be considered for inclusion in the Proxy Statement for the 2006 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act, if they are received by the Secretary of the Company on or before January 3, 2006.

Stockholders who intend to present a proposal at the 2006 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2006 Annual Meeting are required to provide notice of such proposal to the Company no later than thirty-five (35) days nor more than sixty (60) days prior to the one year anniversary of the date of the 2005 Annual Meeting of Stockholders. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Proposals and notices of intention to present proposals at the 2006 Annual Meeting should be addressed to Vivian H. Liu, Secretary, NexMed, Inc., 350 Corporate Boulevard, Robbinsville, New Jersey 08691.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote these proxies by telephone at (800) 240-6326 or by internet at http/www.eproxy.com/nexm/.

By Order of the Board of Directors,

/s/ Vivian H. Liu

Vivian H. Liu
Secretary
April 18, 2005
Robbinsville, NJ

Appendix A

Amended and Restated

Charter of the

Audit Committee of the Board of Directors

of NexMed, Inc.

Statement of Policy

The Audit Committee is a committee of the Board of Directors. It shall provide assistance to the Board in fulfilling the Board’s oversight functions relating to the quality and integrity of the Company’s financial reports, monitor the Company’s financial reporting process and internal control system, and perform such other activities consistent with this Charter and the Company’s By-laws as the Committee or the Board deems appropriate. It shall have such functions as are provided by NASDAQ, the Securities and Exchange Commission and the federal securities laws.

Membership

The Audit Committee shall be comprised of three or more directors, none of whom shall be an employee of the Company and each of whom shall be an independent director. For purposes of the Audit Committee an independent director shall be one who meets the independence requirements of NASDAQ and the Securities Exchange Act of 1934 (the “Exchange Act”) in effect from time to time. All members of the Committee shall meet the expertise requirements of NASDAQ and at least one member shall be a “financial expert” as such term shall be defined by rule promulgated by the Securities and Exchange Commission.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until the next annual organizational meeting or until their respective successors shall be duly elected and qualified.

Meetings

The Audit Committee shall meet at least three times annually, once to review the audit plan of the outside auditors, once to review the Company’s annual audited financial statements prior to their issuance, and once to review the post-audit findings of the outside auditors. A quorum for these meetings shall be a majority of the members.

The Audit Committee shall also meet at least three times annually to confer with the outside auditors and management to review the Company’s interim financial statements and reports prior to the public announcement of financial results and the filing of the reports with the Securities and Exchange Commission. A quorum for these meetings shall be one of the members.

The Audit Committee may also hold any special meetings as may be called by the Chairman of the Audit Committee or at the request of outside auditors or the internal accounting staff or management. Members of senior management, the outside auditors or others may attend meetings of the Audit Committee at the invitation of the Audit Committee and shall provide pertinent information as necessary. The Audit Committee shall meet with the outside auditors, the internal accounting staff and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

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The Chairman of the Audit Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Audit Committee members prior to each meeting. The Chairman will also cause minutes of each meeting to be prepared and circulated to the Committee Members. The Audit Committee may meet via telephone conference calls or by unanimous written consent of its members.

The Committee shall report regularly to the Board as to its activities.

Relationship With Outside Auditors

The outside auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company’s shareholders, but shall report directly to the Audit Committee. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the outside auditors (including resolution of disagreements between management of the Company and the outside auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. All auditing services and non-audit services provided to the Company by the outside auditors shall be preapproved by the Audit Committee in accordance with such rules or limitations the Audit Committee adopts. The Audit Committee may delegate, subject to any rules or limitations it may deem appropriate, to one or more designated members of the Audit Committee the authority to grant such preapprovals; provided, however, that the decisions of any member to whom authority is so delegated to preapprove an activity shall be presented to the full Audit Committee at its next meeting.

Scope of Powers and Functions

The Audit Committee’s primary functions are to:

Documents/Reports Review

1.	Review and assess the adequacy of this Charter at least annually.

2.
Review all public announcements of financial results and quarterly and annual financial statements and reports prior to any filing with the Securities and Exchange Commission or any release to the public or investors.

3.	Recommend to the Board that the audited financial statements be included in the Company’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Outside Auditors

4.	Approve the appointment and compensation of the outside auditors prior to any engagement, and recommend that appointment to shareholders for ratification.

5.
Review all relationships the outside auditors have with the Company to determine their independence and obtain and review a report from the outside auditors concerning the auditors’ internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The outside auditors shall annually provide to the Audit Committee a written statement delineating all such relationships.

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6.	Review the annual audit plan of the outside auditors and evaluate their performance.

7.	Review the experience and qualifications of the senior members of the outside auditors team and of the senior internal corporate accounting and financial reporting staff.

8.
Obtain and review a report from the outside auditors at least annually as to (a) all critical accounting policies to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Company, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the outside auditors, and (c) other material written communications between the outside auditors and management of the Company, including management letters and schedules of unadjusted differences.

9.	Require the rotation of the lead (and coordinating or reviewing) audit partner on a regular basis in accordance with the requirements of the Exchange Act.

10.	Review the Company’s hiring of employees or former employees of the outside auditors who participated in any capacity in the audits of the Company.

Financial Reporting Processes

11.	Consult with the outside auditors concerning the completeness and accuracy of the Company’s financial statements.

12.	Consult with the outside auditors concerning the quality of the Company’s accounting principles as applied in its financial statements and reporting.

13.	Review any significant judgments made in management’s preparation of the financial statements and the view of the outside auditors as to the appropriateness of such judgments.

14.	Review any significant difficulties encountered during the course of the audit or review, including any restrictions on the scope of the outside auditors’ work or access to reviewed information.

15.
Review any disagreements between management and the outside auditors in connection with the preparation of an Audit report, performing any other audit, review or attest services or any public announcements of financial results and quarterly and annual financial statements and reports.

16.	Review changes to the Company’s accounting principles as recommended by the outside auditors or management.

17.
Review with the outside auditors and internal accounting staff the adequacy of the Company’s system of internal controls and disclosure controls and procedures, including computerized information system controls and security, and any related significant findings and recommendations of the outside auditors, together with management’s responses thereto.

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18.
Review periodically with the Company’s management, general counsel and outside auditors, legal and regulatory matters and accounting initiatives that could have a significant effect on the Company’s financial statements.

19.	Discuss with management and the outside auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

Other

20.
Reviewing existing policies concerning related party transactions and conflicts of interest between Board members or senior management, on the one hand, and the Company, on the other hand and recommend any changes to such policies.

21.
Conduct an appropriate review of all related party transactions for potential conflicts of interest and approve all such related party transactions. A “related party transaction” refers to transactions required to be disclosed pursuant to SEC Regulation S-K, Item 401. Generally, these are transactions between the Company or any of its subsidiaries and any director, executive officers or 5% holder of the Company’s stock, as well as, for directors, transactions with entities related to them.

22.
Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.	Review the Company’s policies with respect to risk assessment and risk management.

24.	Perform an annual self-evaluation of the Audit Committee.

25.	Investigate any other matter brought to its attention within the scope of its duties which it deems appropriate for investigation.

The Audit Committee shall have such other functions as are provided by NASDAQ, the Securities and Exchange Commission and the federal securities laws.

The Audit Committee shall have the authority to engage and determine funding for outside legal, accounting or other advisors as it determines necessary to carry out its functions.

Limitation of Audit Committee’s Role

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The outside auditors audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board of Directors.

While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. The responsibility to plan and conduct audits is that of the outside auditors. The Company’s management has the responsibility to determine that the Company’s disclosures and financial statements are complete and accurate and in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to assure the Company’s compliance with laws and regulations or compliance with any code(s) of conduct adopted by the Company. The primary responsibility for these matters rests with the Company’s management.

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[FORM OF PROXY-FRONT SIDE OF TOP PORTION]

To Our Stockholders,

You are cordially invited to attend our Annual Meeting of Stockholders, to be held at the headquarter facilities of NexMed, Inc. at 350 Corporate Boulevard, Robbinsville, NJ 08691, at 10:00 A.M. on Friday, June 10, 2005.
[Company logo]
The enclosed Proxy Statement provides you with additional details about items that will be addressed at the Annual Meeting. Following consideration of the proposals set forth in the Proxy Statement, an overview of NexMed, Inc.’s activities will be presented and we will be available to answer any questions you may have. After reviewing the Proxy Statement, please sign, date and indicate your vote for the items listed on the Proxy Card below and return it by mail in the enclosed, postage-paid envelope, or vote by telephone by calling (800) 560-1965 (U.S. only), or by internet at http://www.eproxy.com/nexm/, whether or not you plan to attend the Annual Meeting.

Thank you for your prompt response.

Sincerely,
Vivian H. Liu
Secretary

NexMed, Inc. 350 Corporate Boulevard Robbinsville, NJ 08691

(Continued, and to be signed on reverse side)

[FORM OF PROXY- REVERSE SIDE OF TOP PORTION]

PROXY		PROXY
NEXMED, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Vivian H. Liu and Y. Joseph Mo, or either of them, the lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders of NexMed, Inc. to be held at the Company's headquarter facilities at 350 Corporate Boulevard, Robbinsville, New Jersey on Friday, June 10, 2005 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no instructions are given, the shares will be voted FOR the election of the nominees for directors named below and FOR Proposal Nos. 2, 3 and 4. Any prior proxy is hereby revoked.

(Please detach here)

The Board of Directors recommends a vote FOR the election of the nominees for directors named below and
FOR Proposal Nos. 2, 3 and 4.

PROPOSAL 1: Election of Directors:

1.	Y. Joseph Mo, Ph.D.:

2.	Leonard A. Oppenheim:

FOR	WITHHOLD AUTHORITY

☐	☐

To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.	☐

PROPOSAL 2: To consider and vote upon a proposal to approve and adopt an amendment to the Company’s Articles of Incorporation to increase the number of shares of capital stock authorized for issuance by the Company from 90,000,000 to 130,000,000 shares, consisting of 120,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 3: To consider and vote upon a proposal to approve and adopt an amendment to the Company’s Articles of Incorporation to delete in their entirety Section D of Article SIXTH and all of Article NINTH.

FOR	AGAINST	ABSTAIN

☐	☐	☐

PROPOSAL 4: Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Address Change? Mark Box ☐ Indicate changes below:

Date:_________________________________________

_____________________________________________

_____________________________________________
Signature(s) in Box
Please sign exactly as your name appears at the left.
When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee
or corporation, please sign in full corporate name by
president or other authorized person. If a partnership,
please sign in partnership name by authorized person.

[FORM OF PROXY DETACHABLE PROXY CARD]
COMPANY #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until Noon (EST) on Thursday, June 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available.
•	Follow the simple instructions the Voice provides you.

VOTE BY INTERNET - http://www.eproxy.com/nexm/ - QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until Noon (EST) on Thursday, June 9, 2005.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to NexMed, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St-Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here